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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-4 of our report dated January 22, 1997 (February 4, 1997 as to Note 16), incorporated by reference in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 1996 and of our report dated January 22, 1997 relating to the financial statement schedules appearing in such Form 10-K.

     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

San Francisco, California
June 19, 1997